Exhibit 99.1

The Sustainable Green Team, LTD. Announces Engagement of First Level Capital For Business Advisory and Investor Relations Services in Preparation of Proposed Uplisting To Nasdaq Exchange

Orlando, FL, June 28, 2023 (GLOBE NEWSWIRE) — The Sustainable Green Team, LTD. (OTCQX: SGTM) (“SGTM” or the “Company”), a provider of environmentally conscious solutions in the arbor care, disposal, and recycling industries, announced today that it has hired First Level Capital LLC, a full-service advisory and investor relations firm (the “Firm” or “First level Capital”). First Level Capital will provide strategic business advisory and investor relations services for the Company’s 2023 and 2024 corporate initiative roadmap, including its goal of a proposed uplisting to the Nasdaq exchange.

The Sustainable Green Team’s Chief Executive Officer Tony Raynor stated, “After meeting with the First Level Capital team at our Nasdaq interview and discussing our corporate initiatives for the next several months, we felt the timing was right to retain the Firm in order to advance our roadmap as articulated in SGTM’s Form 10 filed earlier this month. As we hope complete or goal of becoming a fully reporting company, we look forward to working with First Level Capital and their team, while leveraging their expertise to achieve our goals.”

Michael Friedman, President of First Level Capital stated, “We are extremely pleased to be partnered with The Sustainable Green Team and in alignment with their vision at this exciting and critically important time for the Company. I believe SGTM is ideally positioned to accelerate revenue and market opportunities on multiple fronts, as we tell their story.”

Company management believes that once the Form 10 becomes effective, the Company’s new fully reporting status and proposal for uplisting will provide key strategic benefits, serving the best interests of all shareholders at a time when the Company is poised for meaningful growth. We hope that a move to a national exchange will improve capital market access for existing and prospective new investors, as well as enhance the Company’s ability to drive growth and new revenue streams. Although no assurance can be given, the proposed uplisting is expected to go to vote before a majority of shareholders with application to the exchange on or before December 15, 2023.

About The Sustainable Green Team, Ltd.

The Company is a wholesale manufacturer and national supplier of wood-based mulch, soil, including the soil amendment products: HumiSoil® and XLR8® and are lumber products. The Company sells directly to mass merchandisers, home centers, hardware stores, nurseries, garden centers, convenience stores, food stores, and wholesale distributors. The Company’s primary corporate objective is to provide a solution for the treatment and handling of tree debris that has been historically sent to local landfills and disposal sites, creating an environmental burden and pressure on disposal sites around the nation.

To learn more, please visit: https://www.thesustainablegreenteam.com/ or visit SGTM’s YouTube Channel.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements included within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements and involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact

Nickolas S. Tabraue

Chief Compliance Officer and

Chief Investor Relations

(786) 375-7281

ntabraue@sgtmltd.com